UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2007

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700
(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 13, 2007, LECG Corporation (the “Registrant”) entered into a Senior Management Agreement, effective March 1, 2007, between the Registrant and its chief executive officer, Michael J. Jeffery (the “Agreement”).  A copy of the Agreement is filed as Exhibit 10.76 and incorporated herein by reference.

Pursuant to the Agreement, Mr. Jeffery will receive an annual base salary of $550,000 and will be eligible to receive a guaranteed bonus of $275,000 payable on or before February 15, 2008.  In addition, Mr. Jeffery is eligible to receive an additional discretionary bonus in 2007 of up to $275,000, an additional discretionary bonus in 2008 of up to $550,000, and an additional bonus in 2009 to be determined at the discretion of the Registrant’s compensation committee.

Mr. Jeffery is entitled to receive any unpaid portion of his base salary for the entire 2-year term of the Agreement and the guaranteed bonus of $275,000 for 2007, if not previously paid to Mr. Jeffery by the Registrant (the “Severance Payment”), in the following circumstances: (1) in the event that the Registrant terminates Mr. Jeffery without Cause (as defined in the Agreement), (2) in the event of a Change of Control (as defined in the Agreement), unless Mr. Jeffery elects to continue as the chief executive officer or take another position with the acquiring entity, or (3) in the event that the Registrant appoints a new chief executive officer but does not terminate Mr. Jeffery and Mr. Jeffery subsequently elects to resign at any time prior to the end of the term of the Agreement.

Item 8.01  Other Events.

On April 11, 2007, the corporate governance committee of the Registrant approved the slate of directors to be re-elected at the Registrant’s annual meeting of stockholders to be held on June 8, 2007, at 2:00 p.m. local time, at the Registrant’s corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California 94608.  The nominees for re-election to the Registrant’s board of directors include: David J. Teece, Garrett F. Bouton, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele.

Michael R. Gaulke, a current member of the Registrant’s board of directors, chairman of the Registrant’s audit committee and a member of the Registrant’s compensation and corporate governance committees, will not stand for re-election to the board of directors following the expiration of his current term, effective on the annual stockholder meeting date.  The decision was not the result of a disagreement between Mr. Gaulke and the Registrant regarding any matter related to the Registrant’s operations, policies or practices.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.76†	Senior Management Agreement between the Registrant and Michael J. Jeffery, entered into on April 13, 2007 and effective as of March 1, 2007

†                     Confidential treatment has been requested with respect to certain portions of this exhibit. The redacted portions have been omitted from this Current Report and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ JOHN C. BURKE
John C. Burke
Chief Financial Officer

Date:  April 17, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.76†	Senior Management Agreement between the Registrant and Michael J. Jeffery, entered into on April 13, 2007 and effective as of March 1, 2007

†                     Confidential treatment has been requested with respect to certain portions of this exhibit. The redacted portions have been omitted from this Current Report and have been filed separately with the Securities and Exchange Commission.